Exhibit 4.4

Execution Copy

Confidential

FIRST AMERICAN FINANCIAL HOLDINGS, INC.

COMMON STOCK

PLACEMENT AGREEMENT

February 15, 2007

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue

4TH Floor

New York, New York 10019

Ladies and Gentlemen:

First American Financial Holdings, Inc., a Tennessee corporation (the “Company”), proposes, upon the terms and considerations set forth herein, to issue and sell to certain purchasers (each a “Purchaser,” and collectively, the “Purchasers”), an aggregate of up to a maximum of 7,500,000 shares (the “Shares”) of its common stock, no par value (the “Common Stock”), upon terms and subject to the conditions set forth herein and pursuant to a subscription agreement (the “Subscription Agreement”) between the Company and each Purchaser. The form of the Subscription Agreement is attached as Exhibit A and is incorporated herein by reference. The Company also proposes, upon the terms and considerations set forth herein, for you to act as the Company’s exclusive Placement Agent (the “Placement Agent”), in connection with the Company’s offer and sale of the Shares to “accredited investors,” as defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).

The Shares will have the rights that are summarized in the Offering Memorandum (as defined below). This Placement Agreement (this “Agreement”) is to confirm the agreement concerning the placement of the Shares by the Placement Agent.

1. Private Placement Memorandum. The Shares will be offered and sold to the Purchasers without registration under the Securities Act, in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company has prepared a confidential private placement memorandum, dated December 18, 2006 and supplemented as of January 5, 2007 (the “Offering Memorandum”), setting forth information regarding the Company and the Shares. Any references herein to the Offering Memorandum shall be deemed to include all documents incorporated by reference therein and all amendments and supplements thereto. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offer and sale of the Shares as described in this Agreement.

It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Shares (and all securities issued in exchange therefore or in substitution thereof) shall bear the following legend (along with such other legends as the Placement Agent and its counsel deem reasonably necessary):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO FIRST AMERICAN FINANCIAL HOLDINGS, INC., IN FORM AND SUBSTANCE SATISFACTORY TO FIRST AMERICAN FINANCIAL HOLDINGS, INC., SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS.

The Company agrees to issue and sell the Shares at a price equal to $10.00 per share (“Price Per Share”) for which the Purchasers, each of whom is an “accredited investor” as defined in the rules and regulations promulgated under the Securities Act, have subscribed to purchase pursuant to the terms and conditions of the Subscription Agreement delivered to the Placement Agent by each Purchaser. As compensation for the services to be provided by the Placement Agent in connection with the offer and sale of the Shares, the Company shall pay to the Placement Agent on the Closing Date an amount equal to six percent (6%) of the gross purchase price of Shares sold to Purchasers identified by the Placement Agent and an amount equal to one percent (1%) of the gross purchase price of Shares sold to Purchasers identified by the Company’s directors or employees or purchasers identified by management, subject to Placement Agent’s right that at least 50% of the Shares be sold to Purchasers identified by the Placement Agent. The Placement Fee will be due and payable by the Company on the Closing Date. It is understood and agreed that the offering of the Shares is on a “best efforts” basis by the Placement Agent and there is no firm commitment on the part of the Placement Agent to purchase or sell any of the Shares. The Company, its directors, officers, employees and agents agree that they will only solicit “accredited investors” comprised of natural persons, trusts or entities comprised of “accredited investors.” The Company, its directors, officers, employees and agents agree they will not solicit institutional “accredited investors” or “qualified institutional buyers” (as such terms are defined under the Securities Act) and related rules and regulations.

The Placement Agent may employ subagents, who are members in good standing of the National Association of Securities Dealers, Inc. (the “NASD”), for the offer and sale of the Shares, and, if such subagents are so employed, the Placement Agent shall be solely responsible for supervising and compensating any such subagents out of the Placement Fee payable to the Placement Agent and the Company shall not be responsible for compensating such subagents. It is understood and agreed that the Placement Agent will have the exclusive right to seek purchasers of the Shares and that any inquiries or proposals with respect to the Shares directed to the Company from any source whatsoever will be referred to the Placement Agent. Neither the Company nor any person acting on the Company’s behalf will, directly or indirectly (except through the Placement Agent), solicit any offer from any party to purchase the Shares, except for the Company’s directors, officers or employees.

2. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:

(a) No Integration. Neither the Company nor any of the Subsidiaries (as hereinafter defined) or any of their affiliates or any person acting on their behalf has sold, offered for sale, solicited offers to buy, or otherwise negotiated with respect of any security (as defined in the 1933 Act) which is or will be integrated with the sale of the Shares in a manner that would require their registration under the Securities Act.

(b) No General Solicitation or Advertising. The purchase and resale of the Shares pursuant hereto is exempt from the registration requirements of the Securities Act. Assuming that your representations and warranties in Section 3(c) are true, no form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, any of its agents, affiliates or representatives or any other person acting on its behalf in connection with the offer and sale of the Shares.

(c) Compliance with Rule 902; Sale of Shares. Assuming that your representations and warranties in Section 3(c) are true, no form of general solicitation or general advertising was used by the Company, any of its agents, affiliates or representatives or any other person acting on its behalf with respect to Shares sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any “directed selling efforts” within the meaning of Rule 902 under the Securities Act, and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restrictions” required by Rule 902. In addition, the Company has taken, or will take, reasonable steps to ensure that each Purchaser is aware that (i) the sale of the Shares is being made in reliance on an exemption under the Securities Act and (ii) future transfers of the Shares will not be made except in compliance with applicable securities laws.

(d) No Stop Orders; Etc. The Offering Memorandum has been prepared by the Company for use by the Placement Agent in connection with the offering. No order or decree preventing the use of the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending, or, to the knowledge of the Company, is contemplated.

(e) No Untrue Statement. The Offering Memorandum as of its date and the Offering Memorandum as of the Closing Date (as defined in Section 3(b)) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(f) Subsidiaries of the Company. The only subsidiaries of the Company are or will be on the Closing Date the entities listed on Schedule 2(f) hereto (each a “Subsidiary” and collectively the “Subsidiaries”). Except as set forth in the Offering Memorandum or as required in connection with the exercise of its rights as a creditor, or pursuant to a bona fide collateral pledge arrangement, neither the Company nor any Subsidiary owns, nor will such entity own an interest in any corporation, partnership, trust, joint venture or other business entity.

(g) Organization and Good Standing of the Company and Subsidiaries. The Company and each of its Subsidiaries have been duly incorporated or formed and are validly existing and in good standing or, their status is active, as applicable, under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect), and have all corporate power and corporate authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Offering Memorandum; and none of the Subsidiaries of the Company (other than Planters Bank of Tennessee (the “Bank”)) is a “significant subsidiary,” as such term is defined in Rule 405 of the rules and regulations promulgated under the Securities Act (the “Rules and Regulations”). The Company is a bank holding company under the Bank Holding Company Act of 1956, as amended, and is in good standing with the Board of Governors of the Federal Reserve System.

(h) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and when duly executed by the Placement Agent will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws relating to or affecting the enforcement of creditors’ rights and remedies generally, and (ii) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

(i) Authorization of Subscription Agreement. The Company has all requisite corporate power and corporate authority to enter into each of the Subscription Agreements. The Subscription Agreements have been duly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and will be the legally valid and binding obligations of the Company in accordance with the terms thereof, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, or by general equitable principles.

(j) Authorization and Description of Shares. The Company has all requisite corporate power and corporate authority to issue and sell the Shares. The Shares have been duly authorized by the Company and, upon issuance thereof and payment therefore in accordance with the terms of the Subscription Agreements, will be validly issued, fully paid and non assessable. No holder of the Shares will be subject to personal liability solely by reason of being such a holder. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares will conform to the description thereof in the Offering Memorandum.

(k) Capitalization. The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non assessable; and all of the issued equity securities of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(1) Absence of Defaults and Conflicts. The issue and sale of the Shares and the compliance by the Company with all of the provisions of the Subscription Agreements and this Agreement and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect, (ii) will not result in any violation of the provisions of the charter or bylaws of the Company or any of its Subsidiaries’ formation documents or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Subscription Agreements, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Company and the Placement Agent.

(m) No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(n) Financial Statements. The financial statements and information (together with the related schedules and notes) included in the Offering Memorandum present fairly the financial position of the Bank at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The unaudited capitalization of the Company included in the Offering Memorandum presents fairly the information shown therein and is presented on a historical basis and on an as adjusted basis to give effect to the sale of the 7,500,000 Shares, based on an assumed offering price of $10.00 per share, as if the Offering had been completed on November 30, 2006.

(o) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or results of operations of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) except for the proposed acquisition of the Bank by the Company, there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(p) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Offering Memorandum to make it not misleading or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of the Company and its Subsidiaries considered as one enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(q) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the Rules and Regulations or state securities laws.

(r) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, all such filings were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory authority, agency or commission with respect to any such filings or submission, except where the failure to so file, or where such noncompliance or deficiencies would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Offering Memorandum or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(t) Deposit Insurance; Etc. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the legal maximum, and no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank has paid all premiums and assessments required by the FDIC. The Company is in good standing with the Board of Governors of the Federal Reserve System.

(u) Regulatory Agreements. Except as set forth on Schedule 2(u), neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or trustees, is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been since January 1, 2002, a recipient of any supervisory letter from, or since January 1, 2002, has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised since January 1, 2002, by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries. As used herein, the term “Regulatory Agency” means any federal, state or local agency charged with the supervision or regulation of depository institutions, bank, financial or savings and loan holding companies, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries. None of the Subsidiaries are currently unable to pay dividends or make distributions to their shareholders with respect to any class of their equity securities due to a restriction or limitation, whether by statute, contract or otherwise, and, in the reasonable judgment of the Company’s management, none of the Subsidiaries will be unable in the foreseeable future to pay dividends or make distributions with respect to any class of equity securities due to a restriction or limitation, whether by statute, contract or otherwise.

(v) Material Contracts. The descriptions in the Offering Memorandum of the contracts, leases and other legal documents therein described present fairly the information shown, and there are no contracts, leases, or other documents of a character required to be described in the Offering Memorandum in order to make the Offering Memorandum not misleading that are not so described therein. To the knowledge of the Company, there are no statutes or regulations applicable to either the Company or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by either the Company or any Subsidiary of a character required to be disclosed in the Offering Memorandum which have not been so disclosed and properly described therein. All agreements between the Company and any Subsidiary, respectively, and third parties expressly referenced in the Offering Memorandum are legal, valid and binding obligations of the Company and such Subsidiary, respectively, enforceable against such parties in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(w) Tax Returns. The Company and each Subsidiary (to the extent not consolidated with the Company) has filed on a timely basis all federal, state, local and foreign tax returns required to be filed through the date hereof and each such tax return is true and correct in all material respects; each such entity has timely paid all taxes due and payable through the date hereof, whether or not shown on a tax return; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity and which if determined adversely to any such entity, could have a Material Adverse Effect. All of the Company’s tax liabilities are adequately provided for on the books of the Company and to the knowledge of the Company, all of the tax liabilities of the Subsidiaries are adequately provided for on the books of such Subsidiary.

(x) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its Subsidiaries have been refused any insurance coverage sought or applied for and the Company has no reason to believe that they will not be able to renew their existing coverage or arrange for replacement coverage as and when such coverage expires.

(y) Compliance with Laws. Except as set forth in the Offering Memorandum, the Company and each Subsidiary is in compliance in all material respects, in the conduct of its business, with all applicable federal, state, territorial, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, the laws and rules administered by the Office of Foreign Assets Control, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, and, as of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better. Without limiting the generality of the foregoing, the Bank has been approved by (a) the Federal Housing Administration (“FHA”) as a mortgagee and servicer for FHA loans, (b) Veterans Affairs (“VA”) as a lender and servicer for VA loans, (c) the Federal National Mortgage Association (“FNMA”) as a seller of single-family mortgage loans and participation interests and as a servicer of single-family mortgage loans, (d) the Federal Home Loan Mortgage Corporation (“FHLMC”) as a seller/servicer of single-family mortgage loans to FHLMC and (e) the Government National Mortgage Association (“GNMA”) as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities, and as a servicer of private insured loans and conventional loans.

(z) Intellectual Property Rights. With respect to the Company, except as set forth in the Offering Memorandum, and, with respect to the Bank, as would not reasonably be expected to result in a Material Adverse Effect, the Company and the Bank own or possess adequate rights to use their respective patents, trademarks, service marks, trade names, copyrights, applications and/or registrations for any of the foregoing, and trade secrets (collectively, “Intellectual Property Rights”) and licenses to Intellectual Property Rights necessary for the conduct of their respective businesses. The conduct of the respective businesses of the Company and the Bank do not and will not infringe on or conflict with, and the Company and the Bank have not received any notice of any claim of infringement of or conflict with, any Intellectual Property Rights of others. There are no pending, or, to the knowledge of the Company, threatened claims against any of the Company or the Bank alleging that any of the Intellectual Property Rights used or held for use by the Company or the Bank (collectively, the “Company Intellectual Property Rights”) or the operation of the business, infringes or conflicts with the rights of others under any Intellectual Property Rights (“Third Party Rights”). No current or former employee or consultant of the Company or the Bank owns any rights in or to any of the Company Intellectual Property Rights. The Company and the Bank has taken all reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets owned by the Company or the Bank or used or held for use by the Company or the Bank in their respective business.

(aa) Environmental Law Compliance. Except for such matters as would not, individually or in the aggregate, either result in a Material Adverse Effect or require disclosure in the Offering Memorandum, the Company and any of its Subsidiaries (or, to the knowledge of the Company or any of its Subsidiaries or any of their respective predecessors in interest) (i) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (ii) possess, and are in compliance with, any and all permits, licenses or registrations required under Environmental Laws (“Environmental Permits”); (iii) will not require material expenditures to maintain such compliance with Environmental Laws or their Environmental Permits or to remediate, clean up, abate or remove any Hazardous Substance (as defined below); and (iv) are not subject to any pending or, to the knowledge of the Company or any of its Subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company or its Subsidiaries, and have not been named as a “potentially responsible party” under or pursuant to any Environmental Laws. As used in this paragraph, “Environmental Laws” means any and all applicable federal, state, local, and foreign laws, ordinances, regulations and common law, or any administrative or judicial order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those related to (i) emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or (iii) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, toxic, bio-hazardous, infectious substances, materials or wastes, or any other chemical substance regulated under Environmental Laws.

(bb) Minute Books and Records. The minute books and records of the Company relating to proceedings of its shareholders, board of directors and committees of its board of directors made available to the Placement Agent, are its original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said shareholders, board of directors and committees since the Company’s incorporation through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, board of directors or committees, the Company has provided the Placement Agent with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings.

(cc) Investment Company Act. Neither the Company nor any of its Subsidiaries is now, or, after receipt of payment for the Shares and use of the proceeds of the offering as described in the Offering Memorandum and consummation of all related transactions, will be an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) or an “investment advisor,” as such term is defined in the Investment Advisors Act of 1940, as amended, or a “broker” within the meaning of Section 3(a)(4) of the Exchange Act or a “dealer” within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

(dd) Broker’s Commissions. Other than as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any placement agent for a brokerage commission, finder’s fee or other like payment.

(ee) Required Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement, the Subscription Agreements and the other documents to be entered into in connection with the transaction contemplated hereby and the consummation by the Company and the other Subsidiaries party thereto of the transactions contemplated hereby and thereby has been made or obtained and is in full force and effect.

(ff) No Integration of Prior Offerings. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agents, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares.

(gg) Compliance with Regulation S. None of the Company, its Affiliates nor any person acting on their behalf (other than the Placement Agent) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Shares, and the Company and its Affiliates and any person acting on their behalf (other than the Placement Agent) have complied with the offering restrictions requirement of Regulation S.

(hh) Recent Developments. Since the date as of which information is given in the Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business, or (iv) declared or paid any dividend on its capital stock.

(ii) Insider Loans; Item 404 of Regulation S-K. Except as otherwise disclosed in the Offering Memorandum, there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them. Except as otherwise disclosed in the Offering Memorandum, to the Company’s knowledge, there are no additional outstanding loans or advances or guarantees of indebtedness by any Subsidiary of the Company to or for the benefit of any of the officers or directors of the Subsidiaries or any of the members of the families of any of them. No relationship, direct or indirect, that would be required to be described in a Company registration statement pursuant to Item 404 of Regulation S-K, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, that has not been described in the Offering Memorandum.

(jj) Offering Memorandum. The statistical and market related data contained in the Offering Memorandum are based on or derived from sources which the Company believes are reliable and accurate. No forward-looking statement contained in the Offering Memorandum had been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Offering Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(kk) Acquisition of Planters Bank. The Agreement and Plan of Exchange between the Company and the Planters Bank of Tennessee (the “Planters Agreement”) is in full force and effect as of the date hereof, and to the knowledge of the Company, no events facts or circumstances exist that, either with the passage of time or the giving of notice constitute a default under the Planters Agreement or are reasonably likely to give either or both parties a right to terminate the Planters Agreement.

3. Purchase, Sale and Delivery of the Shares.

(a) The Shares. On the basis of the representations, warranties and agreements contained herein, and upon the terms but subject to the conditions set forth herein, the Company agrees to issue and sell the shares to the Purchasers, as set forth in the Offering Memorandum. The purchase price to be paid by the Purchasers to the Company for the Shares shall be the Price Per Share.

(b) The Closing Date. Delivery of the Shares and payment therefore shall be made at the offices of Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019 (or such other place as may be agreed to by the Company and the Placement Agent), on February 15, 2007 (the “Closing Date”).

(c) Placement Agent Representations and Covenants. The Placement Agent hereby represents and warrants to the Company that it will offer the Shares for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Placement Agent hereby represents and warrants to, and agrees with, the Company that the Placement Agent: (i) will solicit offers to buy the Shares only from, and will offer to sell the Shares only to, “accredited investors” and “qualified institutional buyers” as defined in the Rules and Regulations in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; (ii) will not offer or sell the Shares, nor has it offered or sold the Shares by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offer or sale of the Shares; and (iii) has taken, or will take, reasonable steps to ensure that each Purchaser is aware that (A) the sale of the Shares is being made in reliance on an exemption under the Securities Act and (B) future transfers of the Shares will not be made except in compliance with applicable securities laws.

4. Delivery of the Shares; Payment of Placement Fee. The Company will cause the Shares to be promptly delivered to the relevant Purchaser against payment by such Purchaser of the purchase price for its Shares in definitive form registered in such names and in such denominations as such Purchaser shall specify in its Subscription Agreement and the Company shall accept. The Shares will be in a certificated form and not represented by a global note deposited with the DTC. The Shares shall be made available to such Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day immediately preceding the Closing Date. On the Closing Date, the Company shall pay to the Placement Agent, by wire transfer of immediately available funds to an account designated by the Placement Agent, any Placement Fee payable with respect to the Shares issued on the Closing Date for which the Company shall have received the Purchase Price in accordance with the Subscription Agreements.

5. Agreements of the Company. The Company agrees with the Placement Agent as follows:

(a) The Company has and will furnish to the Placement Agent, without charge, upon request, such number of copies of the Offering Memorandum, as such may then be amended or supplemented, as the Placement Agent may reasonably request.

(b) The Company has not made and will not make any amendment or supplement to the Offering Memorandum of which the Placement Agent shall not previously have been advised or to which it shall reasonably object after being so advised, unless the Company’s legal counsel has advised that such amendment or supplement is required under the Securities Act or the Rules and Regulations in order to make the statements in the Offering Memorandum not misleading.

(c) The Company has consented to and consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Placement Agent of each Offering Memorandum so furnished by the Company. The Company has consented to and consents to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Placement Agent in connection with the private placement of the Shares.

(d) No event has occurred or information has become known that, in the judgment of the Company, should be set forth in the Offering Memorandum so that the Offering Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, nor is it necessary to supplement or amend the Offering Memorandum in order to comply with any law. The Company has promptly prepared all appropriate supplements or amendments thereto, and promptly furnished to the Placement Agent a reasonable number of copies thereof. If any such event shall occur, upon obtaining knowledge of such event, the Company shall promptly, and in any event within 24 hours, notify the Placement Agent of the occurrence of such event.

(e) The Company has and will cooperate with the Placement Agent and with its counsel in connection with the qualification of the Shares for offering and sale by the Placement Agent under the securities or Blue Sky laws of such jurisdictions as the Placement Agent may designate and has or will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(f) To advise the Placement Agent promptly and, if requested by the Placement Agent, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Company shall use its commercially reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Shares under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Shares under any state securities or Blue Sky laws, the Company shall use its commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(g) During a period of 180 days from the date of the Offering Memorandum (the “Restricted Period”), the Company will not, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, or file or cause to be filed any registration statement under the Securities Act with respect to any of the foregoing, or (ii) engage in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of Common Stock even if such Common Stock would be disposed of by someone other than the Company, including without limitation any short sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from shares of Common Stock. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Offering Memorandum or any equity incentive plans approved by the Company’s board of directors within 180 days following the date hereof; provided, however, that with respect to any such plans approved after the date hereof such exception shall apply to not more than 250,000 shares of Common Stock, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any transfer, sale or other disposition with the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion).

(h) Unless the Company is then subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to the holders of the Shares as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending March 31, 2007), will make available to its security holders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail.

(i) Unless the Company is then subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Placement Agent (i) as soon as available, a copy of each report of the Company mailed to shareholders generally or filed with any stock exchange or the Securities and Exchange Commission, in the case of those reports that relate to matters that are material to the Company, submitted to any regulatory body and (ii) from time to time such other information concerning the Company as the Placement Agent may reasonably request.

(j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption “Use of Proceeds.”

(k) Neither the Company nor any of its affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. Except as permitted by the Securities Act, the Company will not distribute any offering material.

(l) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Shares or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Shares has been completed (as notified to the Company by the Placement Agent), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Shares in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act; including any sales pursuant to Regulations D or S of, the Securities Act.

(m) The Company agrees to comply with all the terms and conditions of the Subscription Agreements.

(n) The Company will take such steps as shall be necessary to ensure that neither the Company nor any of the Company’s Subsidiaries becomes an “investment company” within the meaning of such term under the Investment Company Act.

(o) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the sale of the Shares to the Purchasers.

(p) For the benefit of the holders and beneficial owners from time to time of the Shares, the Company shall furnish, at its expense, upon request by the holders and beneficial owners of the Shares and prospective purchasers of the Shares, information specified in and satisfying the requirements of subsection (d)(4) of Rule 144A of the Securities Act unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(q) The Company shall execute and file with the Commission and with such state securities authorities as the Placement Agent or its counsel shall request, within the time periods requested by the Placement Agent or its counsel, but in no event later than 15 days from the first sale of Shares, copies of a notice on Form D under the Securities Act; shall otherwise comply with the requirements of Rule 503 under the Securities Act; and shall furnish promptly to the Placement Agent evidence of each such required timely filing (including a copy thereof).

(r) As of and at all times subsequent to the Closing Date, the Company and each of its Subsidiaries shall be insured in such amounts and with such deductibles and covering such risks as are generally deemed adequate, customary and commercially reasonable for their businesses including, but not limited to, policies covering the assets owned or leased, by the Company or any of its Subsidiaries, as the case may be, against theft, fraud, embezzlement, damage, destruction, and acts of vandalism.

(s) The Company grants to Placement Agent a right of first refusal to act as exclusive underwriter, placement agent or other distribution agent in connection with any sale of the Company’s securities other than to the Company’s officers, directors and employees pursuant to an equity incentive plan approved by the Company’s board of directors. The participation of Placement Agent in any such sale of securities will be subject to market conditions, negotiation and execution of agreements relating to such sale in customary form, and the satisfactory completion of a due diligence review and fulfillment of the closing conditions set forth in such agreement. In the event that the Company provides notice to the Placement Agent of its intent to sell securities for which the Placement Agent has the right to act as exclusive underwriter, placement agent or distribution agent, the Placement Agent shall notify the Company in writing within thirty (30) days of its receipt of such notice of whether it will exercise such right. Until the execution of definitive agreements relating to such sale of securities, with the exception of Placement Agent’s right of first refusal hereunder, neither Placement Agent nor the Company shall have any obligations to proceed with any additional financings.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, expenses, fees and taxes (including, without limitation, the fees and disbursements of the Company’s legal counsel) incident to and in connection with: (i) the preparation, printing, filing and distribution of the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Subscription Agreements, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith; (iii) the issuance and delivery by the Company of the Shares and any taxes payable in connection therewith; (iv) the qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and any associated filings; (v) the furnishing of such copies of the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested; (vi) the preparation of certificates for the Shares (including, without limitation, printing and engraving thereof); (vii) the fees and expenses of any transfer agent or registrar for the Shares; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the private placement of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show (other than the Placement Agent); (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Placement Agent in connection with, as applicable, the review by the NASD of the terms of the sale of the Shares, the preparation and filing of the Form D and any related state filings; and (x) the performance by the Company of its other obligations under this Agreement. In addition to the foregoing, the Company agrees to reimburse Placement Agent for all reasonable out-of-pocket expenses, including Placement Agent’s reasonable legal expenses, incurred in connection with the offering and sale of the Shares, provided that the Company shall not be required to reimburse the Placement Agent for expenses in excess of $50,000.

7. Conditions to Placement Agent’s and Purchasers’ Obligations. The obligations of the Placement Agent and Purchasers, as the case may be, hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Placement Agent, as the case may be, contained herein and in the Subscription Agreements, to the performance by the Company and the Placement Agent, as the case may be, of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, based on the advice of counsel to the Placement Agent, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Subscription Agreements, the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Bass, Berry & Sims PLC shall have furnished to the Placement Agent its written opinion, as counsel to the Company, addressed to the Placement Agent and dated the Closing Date, in the form attached hereto as Exhibit B.

(d) Neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Offering Memorandum or since the respective dates as of which information is given in the Offering Memorandum, a material adverse change, in the condition, financial or otherwise, or in the earnings, business or results of operations, of the Company and its Subsidiaries, considered as one enterprise.

(e) The Company shall have furnished or caused to be furnished to the Placement Agent on the Closing Date certificates of officers of the Company satisfactory to the Placement Agent as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date and as to such other matters as the Placement Agent may reasonably request.

(f) The Company shall have executed and delivered the Subscription Agreements, and the Placement Agent shall have received a copy of the Subscription Agreements, duly executed by the Company and each other party thereto.

(g) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over the counter market, or trading in any securities of the Company on any exchange or in the over the counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium has been declared by Federal or state authorities; (iii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Placement Agent, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical to proceed with completion of the offering or sale of and payment for the Shares; or (iv) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Placement Agent, impracticable to proceed with offering or delivery of the Shares being delivered on the Closing Date or that, in the judgment of the Placement Agent, would materially and adversely affect the financial markets or the market for the Shares.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

8. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless the Placement Agent, its affiliates, directors, officers, employees, selling agents and each person, if any, who controls the Placement Agent within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Placement Agent or any such affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act, the Exchange Act, or other international, federal or statutory law or regulation, or at common law, or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for inclusion in any Blue Sky application) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically); (ii) the omission or alleged omission to state in the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) any act or failure to act or any alleged act or failure to act by the Placement Agent in connection with, or relating in any manner to, the Shares or the private placement contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Placement Agent through its gross negligence or willful misconduct); (iv) any inaccuracy in the representations and warranties of the Company contained in this Agreement; (v) any failure of the Company to perform its obligations hereunder; (vi) the activities of the Company, or any of its employees, officers, directors and affiliates in connection with the sale of any Shares or the activities of any other person or entity retained, hired or engaged by the Company or its employees, officers, directors and affiliates in connection with the sale of any Shares (other than the activities of the Placement Agent as set forth herein); or (vii) any claim or action for rescission under the Securities Act or any international, federal or state securities laws to which the Placement Agent or any such director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other international, federal or state statutory law or regulation or at common law or otherwise in connection with the transactions contemplated hereby; and the Company shall reimburse the Placement Agent and its affiliates, directors, officers, employees, selling agents or controlling persons upon demand for any legal or other expenses incurred by the Placement Agent and its affiliates, directors, officers, employees, selling agents or controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning the Placement Agent furnished to the Company by the Placement Agent expressly for inclusion therein; provided that the parties acknowledge and agree that the only such written information furnished by the Placement Agent for inclusion in the Offering Memorandum is the first paragraph under the heading “The Offering and Related Matters – Placement Agent.” The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Placement Agent or to any affiliate, director, officer, employee, selling agent or controlling person of the Placement Agent.

(b) The Placement Agent hereby agrees to indemnify and hold harmless the Company its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials or (ii) the omission or alleged omission to state in the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Placement Agent furnished to the Company by the Placement Agent expressly for inclusion therein; provided that the parties acknowledge and agree that the only such written information furnished by the Placement Agent for inclusion in the Offering Memorandum is the first paragraph under the heading “The Offering and Related Matters – Placement Agent.” The Placement Agent shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Placement Agent, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party)

also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under this Section 8 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the private placement of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent on the other with respect to the acts, statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent on the other with respect to such private placement shall be deemed to be in the same proportion as the total net proceeds from the private placement of the Shares purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Placement Agent with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the private placement of the Shares under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent or whether the representation or warranty or obligation alleged to have been breached was of the

Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), the Placement Agent shall not be required to contribute any amount in excess of the amount the Placement Agent received in connection with sales of the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Placement Agent confirms and the Company acknowledges that the statements with respect to the offering of the Shares by the Placement Agent set forth in the first paragraph of the section entitled “The Offering and Related Matters – Placement Agent” in the Offering Memorandum are correct and constitute the only information concerning such Placement Agent furnished in writing to the Company by or on behalf of the Placement Agent specifically for inclusion in the Offering Memorandum.

9. Termination. The obligations of the Placement Agent hereunder may be terminated by the Placement Agent by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Section 7(i) shall have occurred or if the Purchasers shall decline to purchase the Shares for any reason permitted under this Agreement.

10. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Placement Agent, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, New York 10019, Attention: General Counsel, with a copy (which shall not constitute notice) to Alston & Bird LLP, 1201 W. Peachtree Street, Atlanta, GA 30309-3424, Attention: Randolph A. Moore, Esq.;

(b) if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to First American Financial Holdings, Inc., 111 10th Avenue South, Suite 400, Nashville, Tennessee 37203, Attention: G. Kent Cleaver, Chief Operating Officer, with a copy (which shall not constitute notice) to Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, Tennessee 37238, Attention: Bob F. Thompson.

Any such statements, requests, notices or agreements shall take effect at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors of the Placement Agent, officers of the Placement Agent and any person or persons controlling the Placement Agent within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Placement Agent contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Placement Agent contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

13. Definition of the Term “Business Day.” For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of law. The parties hereto irrevocably consent to the jurisdiction of the federal and state courts located in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agree that any and all claims arising out of this Agreement or related to the transactions contemplated by this Agreement shall be determined exclusively in such courts. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.

15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signatures pages to this Agreement for all purposes.

16. No Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the Purchase Price and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other hand, (ii) in connection with the private placement contemplated hereby and the process leading to such transaction the Placement Agent is and has been acting on its own behalf and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other third party, (iii) the Placement Agent has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the private placement contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent had advised or is currently advising the Company on other matters) and the Placement Agent has no obligation to the Company with respect to the private placement contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the private placement contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17. Interpretation. In this Agreement references to “persons” shall include legal entities as well as natural persons, references importing the singular shall include the plural (and vice versa), use of the masculine pronoun shall include the feminine and numbered schedules, exhibits, sections or Sections shall (unless the contrary intention appears) be construed as references to such schedules and exhibits hereto and sections or Sections herein bearing those numbers. The schedules and exhibits hereto are hereby incorporated herein by reference. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page to Follow]

[Signature Page to Placement Agreement]

If the foregoing correctly sets forth the agreement between the Company and the Placement Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FIRST AMERICAN FINANCIAL HOLDINGS, INC.

By:

G. Kent Cleaver
Executive Vice President, Secretary and
Chief Operating Officer

Agreed and accepted this 15th day of February, 2007:

KEEFE, BRUYETTE & WOODS, INC.

By:
	Name:	Jeffery D. Evans
	Title:	Managing Director

[Signature Page to Placement Agreement]

If the foregoing correctly sets forth the agreement between the Company and the Placement Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FIRST AMERICAN FINANCIAL HOLDINGS, INC.

By:
Ronald L. Samuels
President and Chief Executive Officer

Agreed and accepted this 15th day of February, 2007:

KEEFE, BRUYETTE & WOODS, INC.

By:

	Name:	Scott W. Studwell
	Title:	Vice President

SCHEDULE 2(f)

Subsidiaries

Planters Bank of Tennessee

SCHEDULE 2(u)

Regulatory Compliance

The most recent regulatory examination report for the Bank, dated April 3, 2006, cites apparent violations of two federal regulations. Examiners noted two apparent infractions of 12 CFR § 323.3(b), where evaluations of two real estate loans were deemed inadequate. Additionally, one apparent infraction of 12 CFR § 365 was noted where one loan exceeding loan-to-value limits was excluded from the Bank’s LTV Exceptions List. Corrective action has been taken and management of the Bank believes that these issues have been resolved.

On May 12, 2006, the Federal Deposit Insurance Corporation (“FDIC”) issued an Order of Protection from Further Participation (an “8(e) Order”) against a Bank shareholder and former Bank director related to his participation with another banking entity. The Order prevents this director from participating in any banking-related activities without FDIC consent, including exercising his right to vote his shares of Bank Common Stock. The Bank management and directors have strictly complied with the 8(e) Order.

The Bank’s 2005 CRA Examination revealed apparent violations of four federal statutes. Examiners alleged that the Bank failed to obtain governmental monitoring information from borrowers as required under Section 202.13(a) of the Equal Credit Opportunity Act (the “ECOA”). Additionally, the Bank did not include contact information for the FDIC’s consumer help line with its loan denial notices as required by the ECOA. Further, Examiners identified certain violations of the Expedited Funds Availability Act relating to the classification of holds placed on deposit accounts. Finally, the examination noted the Bank’s failure to comply with the Real Estate Settlement Procedures Act’s (“RESPA”) regulations on three loans by omitting the names of required providers. Corrective action has been taken and management of the Bank believes that the issues identified in this examination have been resolved.

In 2000, the Bank was placed under a Memorandum of Understanding by the Tennessee Department of Financial Institutions (“TDIF”), and in 2002, the Commissioner of TDFI issued an Order to Cease and Desist (the “Order”), following numerous apparent violations of law by the Bank’s former management. These violations included failures to follow sound lending practices, insufficient oversight, inadequate controls, and failure to maintain adequate reserves. A copy of the Order is on file with the Bank, which includes a detailed listing of the violations.

Following the Order, the Bank’s leadership immediately began to overhaul the organization’s policies, procedures, and management strategies. Over the next three years, the Bank underwent a thorough and careful transformation.

The 2002 examination has been recalled by regulatory authorities and is therefore unavailable for review. However, a review of the Bank’s file notes indicates a series of apparent violations. Examiners noted an apparent violation of Regulation O and Section 23a of the Federal Reserve Act with respect to a loan to an entity in which a director had an interest. Additionally, an apparent violation of Part 365 of the FDIC rules and regulations was indicated with regard to loan-to-value calculations. File notes indicate that the Bank was in the process of correcting this issue at that time. Further, file notes show an apparent violation of Part 350 of the FDIC rules and regulations regarding certain lobby disclosures, remedied during the exam. Finally, the examination found an apparent violation of Tenn. Code Ann. § 66-21-113, pertaining to an unclaimed property report that was apparently not timely filed.

The 2003 regulatory examination revealed one long-standing loan in excess of maximum lending limits. This error resulted from the Bank’s decreased capital position and was corrected by reducing the line. By 2004, the annual examination showed that the Bank had complied with most aspects of the Order and cited no violations of law. In 2004, the Order was lifted.

EXHIBIT A

SUBSCRIPTION AGREEMENT

See Tab 4

EXHIBIT B

OPINION OF COMPANY COUNSEL

See Tab 17